Exhibit 99.1

NEWS RELEASE
CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2027 FIRST QUARTER RESULTS

Company Reaffirms Full-Year Guidance;
Brake-Related Products Expected to Gain Momentum Throughout Fiscal Year

LOS ANGELES, CA – August 10, 2026 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported financial results for its fiscal 2027 first quarter ended June 30, reflecting timing of orders, with the company still on target to meet its expectations for the full year.

Positive Drivers:

•	Reaffirms fiscal 2027 net sales guidance between $780 million and $800 million and operating income between $86 million and $91 million, excluding certain non-cash and one-time expenses.

•
Expects to add more than $100 million of additional annualized net sales by the end of fiscal 2027, with annualized net sales to be more than $900 million by the end of fiscal 2027, as referenced in the fiscal year-end release.

•	Significant new business commitments.

•	Additional opportunities are expected from the Centric Parts brand relaunch.

•	Increasing utilization of brake-related capacity to support margin accretion.

Three-Month Results

Net sales for the first quarter of fiscal 2027 were $168.0 million, compared with $188.4 million in the prior-year period, consistent with the company’s expectations. The company is reaffirming its fiscal 2027 guidance. The year-over-year decline in net sales was primarily attributable to the anticipated timing of customer orders. In addition, certain new business opportunities were temporarily impacted as customers took advantage of inventory liquidations associated with the bankruptcy of a competitor. The company believes this dynamic has begun to reverse. Net sales during the quarter were also delayed by the planned strategic relocation of the company’s Canadian heavy-duty operations to its manufacturing facilities in Mexico.

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Motorcar Parts of America, Inc.
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Gross profit for the fiscal 2027 first quarter was $27.2 million compared with $33.9 million a year earlier. Gross margin for the same period was 16.2 percent compared with 18.0 percent a year ago.  Gross margin was impacted by non-cash expenses of 2.4 percent and one-time items of 1.6 percent as detailed in Exhibit 2.  Excluding these non-cash expenses and certain one-time cash items, gross margin was 20.2 percent.  In addition, the company noted that gross margin was negatively impacted by approximately 2 percent, or $3.5 million, due to foreign currency fluctuations.

Operating income for the fiscal 2027 first quarter was $3.5 million compared with $20.1 million in the prior year. Operating income was impacted by non-cash expenses of $4.7 million, and one-time items of $3.0 million as detailed in Exhibit 4. Operating income for the prior year benefited from non-cash items of $3.5 million, and partially offset by one-time cash expenses of $1.4 million, as detailed in Exhibit 4.  Excluding these non-cash and certain one-time cash items, operating income was $11.2 million, which includes the $3.5 million unfavorable impact due to foreign currency fluctuations noted above, compared with $18.0 million in the prior year period.

Interest expense for the fiscal 2027 first quarter decreased by $768,000 to $12.0 million from $12.8 million a year ago, primarily due to lower sales which resulted in lower utilization of accounts receivable discount programs.

Net loss for the fiscal 2027 first quarter was $13.4 million, or $0.71 per share, compared with net income of $3.0 million, or $0.15 per diluted share, for the prior year. Net loss was impacted by non-cash expenses of $4.6 million, or $0.25 per share, and one-time items of $2.3 million, or $0.12 per share, as detailed in Exhibit 1, and other items noted above.

“We remain confident about our ability to achieve our annual guidance, notwithstanding some expected sales head winds that we and the industry experienced in the first quarter,” said Selwyn Joffe, chairman, president and chief executive officer.

He reemphasized the company’s significant new business commitments and opportunities in North America -- supported by strength across all product lines, in particular the additive Centric Parts brake business with estimated historical gross sales as high as $400 million at the supplier level.
“We have received considerable customer interest in Centric Parts since our recent announcement,” Joffe added.

Joffe highlighted the company recently announced the renewal of its loan agreement and extension of the maturity date of the revolver credit facility to August 2031 led by PNC Bank, N.A.  The renewal recognizes the company’s milestones, solid position within the automotive aftermarket and management’s commitment to strategic growth and profitability.

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Motorcar Parts of America, Inc.
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After share repurchases of $1.9 million for the fiscal 2027 first quarter and the recent purchase of Centric Parts brake brands, net bank debt was $99.7 million – reflecting a revolver loan of $118.8 million less cash of $19.1 million at June 30, 2026.

Share Repurchase

During the fiscal 2027 first quarter, the company repurchased 129,523 shares for $1.9 million at an average share price of $14.98 under its current authorization program.  The company has $20.1 million remaining to repurchase shares under its current authorized share repurchase program.
The company anticipates opportunities to build shareholder value through sales gains, enhanced profitability and strong cash generation.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live Web broadcast via the company’s investor relations site at www.motorcarparts.com and the tab Events and Presentations or by calling (833) 461-5787 (domestic). Meeting ID 406 025 397.

Participants are encouraged to pre-register for the conference call to receive call details and faster access to the event. A listing of dial-in numbers for international participants is available via: https://help.events.q4inc.com/eahc/international-dial-in-numbers.

For those who are not available to listen to the live broadcast, a replay of the call will be archived on Motorcar Parts of America’s investor relations site www.motorcarparts.com for a seven-day period.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, sales growth, margin improvement, operating efficiencies, customer demand, new business opportunities, capacity utilization, working capital, liquidity, debt levels, cash flow, strategic initiatives, and market conditions. These statements are based on current expectations, estimates, forecasts, and assumptions and are not guarantees of future performance. Actual results may differ materially from those expressed or implied by these forward-looking statements due to risks and uncertainties, including changes in customer ordering patterns, customer concentration, competitive conditions, supply-chain constraints, inflation, tariffs, interest rates, credit availability, labor and production costs, inventory levels, operational execution, macroeconomic conditions, and the other risks described in the company’s most recent Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2026	2025

Net sales	$168,021,000	$188,364,000
Cost of goods sold	140,847,000	154,447,000
Gross profit	27,174,000	33,917,000
Operating expenses:
General and administrative	15,517,000	12,680,000
Sales and marketing	6,546,000	6,210,000
Research and development	3,176,000	3,306,000
Foreign exchange impact of lease liabilities and forward contracts	(1,597,000)	(8,348,000)
Total operating expenses	23,642,000	13,848,000
Operating income	3,532,000	20,069,000
Other expenses:
Interest expense, net	12,044,000	12,812,000
Change in fair value of compound net derivative liability	1,540,000	1,790,000
Total other expenses	13,584,000	14,602,000
(Loss) income before income tax expense	(10,052,000)	5,467,000
Income tax expense	3,369,000	2,425,000

Net (loss) income	$(13,421,000)	$3,042,000
Basic net (loss) income per share	$(0.71)	$0.16
Diluted net (loss) income per share	$(0.71)	$0.15
Weighted average number of shares outstanding:
Basic	18,922,938	19,369,060
Diluted	18,922,938	19,917,663

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2026	March 31, 2026
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$19,120,000	$14,650,000
Short-term investments	2,279,000	2,028,000
Accounts receivable — net	71,362,000	112,614,000
Inventory — net	413,289,000	397,041,000
Contract assets	35,057,000	34,552,000
Prepaid expenses and other current assets	23,056,000	23,097,000
Total current assets	564,163,000	583,982,000
Plant and equipment — net	29,300,000	30,739,000
Operating lease assets	63,833,000	63,103,000
Long-term deferred income taxes	4,304,000	4,039,000
Long-term contract assets	338,242,000	331,221,000
Goodwill and intangible assets — net	7,355,000	3,440,000
Other assets	2,827,000	2,913,000
TOTAL ASSETS	$1,010,024,000	$1,019,437,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$177,487,000	$200,499,000
Customer finished goods returns accrual	33,164,000	29,923,000
Contract liabilities	47,570,000	61,201,000
Revolving loan	118,839,000	94,668,000
Other current liabilities	4,695,000	4,348,000
Operating lease liabilities	9,398,000	8,957,000
Total current liabilities	391,153,000	399,596,000
Convertible notes, related party	44,795,000	38,993,000
Long-term contract liabilities	256,961,000	249,108,000
Long-term deferred income taxes	406,000	425,000
Long-term operating lease liabilities	55,665,000	56,969,000
Other liabilities	8,055,000	8,336,000
Total liabilities	757,035,000	753,427,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,933,207 and 18,924,818 shares issued and outstanding at June 30, 2026 and March 31, 2026, respectively	189,000	189,000
Additional paid-in capital	225,827,000	226,709,000
Retained earnings	19,006,000	32,427,000
Accumulated other comprehensive income	7,967,000	6,685,000
Total shareholders’ equity	252,989,000	266,010,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,010,024,000	$1,019,437,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three months ended June 30, 2026 and 2025. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended June 30, 2026 and 2025	Exhibit 1

	Three Months Ended June 30,
	2026		2025
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(13,421,000)	$(0.71)	$3,042,000	$0.15

Non-cash items impacting net income
Core and finished goods premium amortization	$3,406,000	$0.18	$2,847,000	$0.14
Revaluation - cores on customers’ shelves	705,000	0.04	1,026,000	0.05
Share-based compensation expenses	2,138,000	0.11	946,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	(1,597,000)	(0.08)	(8,348,000)	(0.42)
Change in fair value of compound net derivative liability	1,540,000	0.08	1,790,000	0.09
Tax effect (a)	(1,548,000)	(0.08)	435,000	0.02
Total non-cash items impacting net income	$4,644,000	$0.25	$(1,304,000)	$(0.07)

Cash items impacting net income
Transition expenses and severance (b)	3,014,000	0.16	-	-
Net tariff costs paid for products sold before price increases were effective	-	-	1,426,000	0.07
Tax effect (a)	(754,000)	(0.04)	(357,000)	(0.02)
Total cash items impacting net income	$2,260,000	$0.12	$1,069,000	$0.05

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b) For the three months ended June 30, 2026, consists of $2,767,000 impacting gross profit and $247,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended June 30, 2026 and 2025	Exhibit 2

	Three Months Ended June 30,
	2026		2025
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$27,174,000	16.2%	$33,917,000	18.0%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$3,406,000	2.0%	$2,847,000	1.5%
Revaluation - cores on customers’ shelves	705,000	0.4%	1,026,000	0.5%
Total non-cash items impacting gross profit	$4,111,000	2.4%	$3,873,000	2.1%

Cash items impacting gross profit
Transition expenses and severance	2,767,000	1.6%	-	-
Net tariff costs paid for products sold before price increases were effective	-	-	1,426,000	0.8%
Total cash items impacting gross profit	$2,767,000	1.6%	$1,426,000	0.8%

Note: the above items impacting gross profit do not include approximately $3.5 million, or approximately 2% gross margin, unfavorable impact due to foreign currency fluctuations

Items Impacting EBITDA for the Three Months Ended June 30, 2026 and 2025	Exhibit 3

	Three Months Ended June 30,
	2026	2025
GAAP net (loss) income	$(13,421,000)	$3,042,000
Interest expense, net	12,044,000	12,812,000
Income tax expense	3,369,000	2,425,000
Depreciation and amortization	2,270,000	2,449,000
EBITDA	$4,262,000	$20,728,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$3,406,000	$2,847,000
Revaluation - cores on customers’ shelves	705,000	1,026,000
Share-based compensation expenses	2,138,000	946,000
Foreign exchange impact of lease liabilities and forward contracts	(1,597,000)	(8,348,000)
Change in fair value of compound net derivative liability	1,540,000	1,790,000
Total non-cash items impacting EBITDA	$6,192,000	$(1,739,000)

Cash items impacting EBITDA
Transition expenses and severance	3,014,000	-
Net tariff costs paid for products sold before price increases were effective	-	1,426,000
Total cash items impacting EBITDA	$3,014,000	$1,426,000

Items Impacting Operating Income for the Three Months Ended June 30, 2026 and 2025	Exhibit 4

	Three Months Ended June 30,
	2026	2025
GAAP operating income	$3,532,000	$20,069,000

Non-cash items impacting operating income
Core and finished goods premium amortization	$3,406,000	$2,847,000
Revaluation - cores on customers’ shelves	705,000	1,026,000
Share-based compensation expenses	2,138,000	946,000
Foreign exchange impact of lease liabilities and forward contracts	(1,597,000)	(8,348,000)
Total non-cash items impacting operating income	$4,652,000	$(3,529,000)

Cash items impacting operating income
Transition expenses and severance	3,014,000	-
Net tariff costs paid for products sold before price increases were effective	-	1,426,000
Total cash items impacting operating income	$3,014,000	$1,426,000